Exhibit 10.6

INSPIRE MEDICAL SYSTEMS, INC.

2007 STOCK INCENTIVE PLAN

1.                                      Purpose of Plan.

The purpose of the Inspire Medical Systems, Inc. 2007 Stock Incentive Plan (the “Plan”) is to advance the interests of Inspire Medical Systems, Inc. (the “Company”) and its shareholders by enabling the Company and its Subsidiaries to motivate key employees, directors and other persons providing valuable services to the Company and its Subsidiaries by providing an incentive to such individuals through equity participation in the Company and by rewarding such individuals who contribute to the achievement by the Company of its economic objectives.

2.                                      Definitions.

The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

2.1             “Adverse Actions” mean the actions described in Section 11.4 of the Plan.

2.2             “Board” means the Board of Directors of the Company.

2.3             “Broker Exercise Notice” means a written notice pursuant to which a Participant, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer.

2.4             “Change in Control” means an event described in Section 10.1 of the Plan.

2.5              “Code” means the Internal Revenue Code of 1986, as amended.

2.6             “Committee” means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

2.7             “Common Stock” means the common stock of the Company, $.001 par value, or the number and kind of shares of stock or other securities into which such common stock may be changed in accordance with Section 4.3 of the Plan.

2.8             “Disability” means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

2.9             “Eligible Recipients” means all employees of the Company or any Subsidiary and any non-employee directors, consultants and independent contractors of the Company or any Subsidiary.

2.10           “Exchange Act” means the Securities Exchange Act of 1934, as amended.

2.11           “Fair Market Value” means, with respect to the Common Stock, as of any date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote) (a) the mean between the reported high and low sale prices of the Common Stock if the Common Stock is listed, admitted to unlisted trading privileges or reported on any foreign or national securities exchange or on the Nasdaq National Market or an equivalent foreign market on which sale prices are reported; (b) if the Common Stock is not so listed, admitted to unlisted trading privileges or reported, the closing bid price as reported by the Nasdaq SmallCap Market, OTC Bulletin Board or the National Quotation Bureau, Inc. or other comparable service; or (c) if the Common Stock is not so listed or reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion.

2.12           “Incentive Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that qualifies as an “incentive stock option” within the meaning of Section 422 of the Code.

2.13           “Non-Statutory Stock Option” means a right to purchase Common Stock granted to an Eligible Recipient pursuant to Section 6 of the Plan that does not qualify as an Incentive Stock Option.

2.14           “Option” means an Incentive Stock Option or a Non-Statutory Stock Option.

2.15           “Participant” means an Eligible Recipient who receives one or more Options or Restricted Stock Awards under the Plan.

2.16           “Previously Acquired Shares” means shares of Common Stock that are already owned by the Participant or, with respect to any Option, that are to be issued upon the exercise of such Option.

2.17           “Restricted Stock” means an award of shares of Common Stock that are subject to restrictions under Section 7 below.

2.18           “Restriction Period” has the meaning set forth in Section 7.3 below.

2.19           “Retirement” means termination of employment or service pursuant to and in accordance with the regular (or, if approved by the Board for purposes of the Plan, early) retirement/pension plan or practice of the Company or Subsidiary then covering the Participant, provided that if the Participant is not covered by any such plan or practice, the Participant will be deemed to be covered by the Company’s plan or practice for purposes of this determination.

2.20           “Securities Act” means the Securities Act of 1933, as amended.

2.21           “Subsidiary” means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

2.22           “Unvested,” with respect to Restricted Stock, means Restricted Stock that is not Vested.

2.23           “Vested,” with respect to Restricted Stock, means Restricted Stock as to which the Restriction Period has expired.

3.                                      Plan Administration.

3.1             The Committee. The Plan will be administered by the Board or by a committee of the Board. So long as the Company has a class of its equity securities registered under Section 12 of the Exchange Act, any committee administering the Plan will consist solely of two or more members of the Board who are “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act. Such a committee, if established, will act by majority approval of the members (but may also take action with the written consent of a majority of the members of such committee), and a majority of the members of such a committee will constitute a quorum. As used in the Plan, “Committee” will refer to the Board or to such a committee, if established. To the extent consistent with corporate law, the Committee may delegate to any officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Eligible Recipients who are subject to Section 16 of the Exchange Act. The Committee may exercise its duties, power and authority under the Plan in its sole and absolute discretion without the consent of any Participant or other party, unless the Plan specifically provides otherwise. Each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be final, conclusive and binding for all purposes and on all persons, including, without limitation, the Company, the shareholders of the Company, the Participants and their respective successors-in-interest. No member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Option granted under the Plan.

3.2          Authority of the Committee.

(a)              In accordance with and subject to the provisions of the Plan, the Committee will have the authority to determine all provisions of Options and Restricted Stock as the Committee may deem necessary or desirable and as consistent with the terms of the Plan, including, without limitation, the following: (i) the Eligible Recipients to be selected as Participants; (ii) the nature and extent of the Options and Restricted Stock to be made to each Participant (including the number of shares of Common Stock to be subject to each Option or Restricted Stock award, the exercise price and the manner in which Options will become exercisable) and the form of written agreement, if any, evidencing such Option or Restricted Stock award; (iii) the time or times when Options will be granted and Restricted Stock will be awarded; (iv) the duration of each Option; and (v) the restrictions and other conditions to which the Options and Restricted Stock may be subject.

(b)              The Committee will have the authority under the Plan to amend or modify the terms of any outstanding Option and the Unvested portion of any Restricted Stock award in any manner, including, without limitation, the authority to modify the number of shares or other terms and conditions of an Option or the Unvested portion of a Restricted Stock award, extend the term of an Option, accelerate the exercisability or otherwise terminate any restrictions relating to an Option or the Unvested portion of a Restricted Stock award, accept the surrender of any outstanding Option or the Unvested portion of a Restricted Stock award or, to the extent not previously exercised or vested, authorize the grant of new Options or Restricted Stock awards in substitution for surrendered Options; provided, however that the amended or modified terms are permitted by the Plan as then in effect and that any Participant adversely affected by such amended or modified terms has consented to such amendment or modification. No amendment or modification to an Option or the Unvested portion of a Restricted Stock award, however, whether pursuant to this Section 3.2 or any other provisions of the Plan, will be deemed to be a re-grant of such Option or the Unvested portion of a Restricted Stock award for purposes of this Plan.

(c)              In the event of (i) any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in corporate structure or shares, (ii) any purchase, acquisition, sale or disposition of a significant amount of assets or a significant business, (iii) any change in accounting principles or practices, or (iv) any other similar change, in each case with respect to the Company or any other entity whose performance is relevant to the grant or vesting of an Option or Restricted Stock award, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) may, without the consent of any affected Participant, amend or modify the conditions to the exercisability of any outstanding Option or Vesting of a Restricted Stock award that is based in whole or in part on the financial performance of the Company (or any Subsidiary or division thereof) or such other entity so as equitably to reflect such event, with the desired result that the criteria for evaluating such financial performance of the Company or such other entity will be substantially the same (in the sole discretion of the Committee or the board of directors of the surviving corporation) following such event as prior to such event; provided, however, that the amended or modified terms are permitted by the Plan as then in effect.

4.                                      Shares Available for Issuance.

4.1             Maximum Number of Shares Available. Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 19,586,801 shares of Common Stock.

4.2             Accounting for Options and Restricted Stock. Shares of Common Stock that are issued under the Plan, as Restricted Stock or otherwise, or that are subject to outstanding Options will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of Common Stock that are subject to an Option that lapses, expires, is forfeited or for any reason is terminated unexercised and any shares of

Common Stock that are subject to an Option that is settled or paid in cash or any form other than shares of Common Stock will automatically again become available for issuance under the Plan. Any shares subject to any Restricted Stock award granted hereunder that are forfeited or terminated shall again be available for distribution in connection with future awards under the Plan

4.3             Adjustments to Shares and Options. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin- off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities or other property (including cash) available for issuance or payment under the Plan and, in order to prevent dilution or enlargement of the rights of Participants, the number and kind of securities or other property (including cash) subject to, and the exercise price of, outstanding Options.

5.                                      Participation.

Participants in the Plan will be those Eligible Recipients who, in the judgment of the Committee, have contributed, are contributing or are expected to contribute to the achievement of economic objectives of the Company or its Subsidiaries. Eligible Recipients may be granted from time to time one or more Options or Restricted Stock as may be determined by the Committee in its sole discretion. Options and Restricted Stock will be deemed to be granted as of the date specified in the grant resolution of the Committee, which date will be the date of any related agreement with the Participant.

6.             Options.

6.1             Grant. An Eligible Recipient may be granted one or more Options under the Plan, and such Options will be subject to such terms and conditions, consistent with the other provisions of the Plan, as may be determined by the Committee in its sole discretion. The Committee may designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Stock Option. To the extent that any Incentive Stock Option granted under the Plan ceases for any reason to qualify as an “incentive stock option” for purposes of Section 422 of the Code, such Incentive Stock Option will continue to be outstanding for purposes of the Plan but will thereafter be deemed to be a Non-Statutory Stock Option.

6.2             Exercise Price. The per share price to be paid by a Participant upon exercise of an Option will be determined by the Committee in its discretion at the time of the Option grant; provided, however, that (a) such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant with respect to an Incentive Stock Option (110% of the Fair Market Value if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company), and (b) such price will not be less than 100% of the Fair Market Value of one share of Common Stock on the date of grant with respect to a Non-Statutory Stock Option.

6.3             Exercisability and Duration. An Option will become exercisable at such times and in such installments as may be determined by the Committee in its sole discretion at the time of grant; provided, however, that no Incentive Stock Option may be exercisable after 10 years from its date of grant (five years from its date of grant if, at the time the Incentive Stock Option is granted, the Participant owns, directly or indirectly, more than 10% of the total combined voting power of all classes of stock of the Company or any parent or subsidiary corporation of the Company).

6.4             Payment of Exercise Price. The total purchase price of the shares to be purchased upon exercise of an Option must be paid entirely in cash (including check, bank draft or money order); provided, however, that the Committee, in its sole discretion and upon terms and conditions established by the Committee, may allow such payments to be made, in whole or in part, by tender of a Broker Exercise Notice, Previously Acquired Shares, a promissory note (on terms acceptable to the Committee in its sole discretion) or by a combination of such methods.

6.5             Manner of Exercise. An Option may be exercised by a Participant in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company (Attention: Chief Financial Officer) at its principal executive office in Brooklyn Park, Minnesota and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with Section 6.4 of the Plan.

6.6             Aggregate Limitation of Stock Subject to Incentive Stock Options. To the extent that the aggregate Fair Market Value (determined as of the date an Incentive Stock Option is granted) of the shares of Common Stock with respect to which incentive stock options (within the meaning of Section 422 of the Code) are exercisable for the first time by a Participant during any calendar year (under the Plan and any other incentive stock option plans of the Company or any subsidiary or parent corporation of the Company (within the meaning of the Code)) exceeds $100,000 (or such other amount as may be prescribed by the Code from time to time), such excess Options will be treated as Non-Statutory Stock Options. The determination will be made by taking incentive stock options into account in the order in which they were granted. If such excess only applies to a portion of an Incentive Stock Option, the Committee, in its discretion, will designate which shares will be treated as shares to be acquired upon exercise of an Incentive Stock Option.

7.                                      Restricted Stock.

7.1             Administration. Shares of Restricted Stock may be issued either alone or in addition to other awards granted under the Plan. The Committee shall determine the Eligible Recipients to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards. The Committee may also condition the grant of Restricted Stock upon the attainment of specified performance goals. The provisions of Restricted Stock awards need not be the same with respect to each recipient.

7.2             Awards and Certificates. The prospective recipient of an award of shares of Restricted Stock shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the then applicable terms and conditions.

(a)              Each participant shall be issued a stock certificate in respect of shares of Restricted Stock awarded under the Plan. Such certificate shall be registered in the name of the participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Inspire Medical Systems, Inc. 2007 Stock Incentive Plan and an Agreement entered into between the registered owner and Inspire Medical Systems, Inc. Copies of the Plan and Agreement are on file in the offices of Inspire Medical Systems, Inc., 7100 Northland Circle North, Suite 304, Brooklyn Park, Minnesota 55428.”

(b)              The Committee shall require that the stock certificates evidencing such shares be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Common Stock covered by such award.

7.3             Restrictions and Conditions. The shares of Restricted Stock awarded pursuant to the Plan shall be subject to the following restrictions and conditions:

(a)              Subject to the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge or assign shares of Restricted Stock awarded under the Plan. Within these limits, the Committee may provide for the lapse of such restrictions in installments where deemed appropriate.

(b)              Except as provided in paragraph (a) of this Section 7.3, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends. The Committee, in its sole discretion, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional shares of Restricted Stock (to the extent shares are available under Section 4). Certificates for shares of unrestricted Common Stock shall be delivered to the grantee promptly after, and only after, the period of forfeiture shall have expired without forfeiture in respect of such shares of Restricted Stock.

(c)              Subject to the provisions of the award agreement and paragraph (d) of this Section 7.3, upon termination of employment for any reason during the Restriction Period, all shares still subject to restriction shall be forfeited by the Participant.

(d)              In the event of special hardship circumstances of a Participant whose employment is terminated (other than for Cause, as defined below), including death, Disability or Retirement, or in the event of an unforeseeable emergency of a Participant still in service, the Committee may, in its sole discretion, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part any or all remaining restrictions with respect to such participant’s shares of Restricted Stock.

8.                                      Effect of Termination of Employment or Other Service.

8.1             Termination Due to Death, Disability, Retirement or Termination Without Cause. Unless otherwise provided by the Committee in its sole discretion in the agreement evidencing an Option, in the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by reason of death, Disability, Retirement, or termination by the Company without Cause (as defined in Section 8.2 below) or if a Participant is in the employ of a Subsidiary and such Subsidiary ceases to be a Subsidiary of the Company (unless such Participant continues in the employee of the Company or another Subsidiary), all outstanding Options then held by the Participant will remain exercisable, to the extent exercisable as of the date of such termination, for a period of three months after such termination (but in no event after the expiration date of any such Option), and thereafter terminate.

8.2                               Termination by Company with Cause or by Participant.

(a)              Unless otherwise provided by the Committee in its sole discretion in the agreement evidencing an Option, in the event a Participant’s employment or other service with the Company and all Subsidiaries is terminated by the Company (or such Subsidiary) for Cause or by the Participant, all rights of the Participant under the Plan and any agreements evidencing an Option will immediately terminate without notice of any kind, and no Options then held by the Participant will thereafter be exercisable.

(b)              For purposes of this Plan, “Cause” is as defined in any employment or other agreement or policy applicable to the Participant or, if no such agreement or policy exists, means (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant’s overall duties, or (iv) any material breach of any employment, service, confidentiality or non-compete agreement entered into with the Company or any Subsidiary.

8.3             Modification of Rights Upon Termination. Notwithstanding the other provisions of this Section 8, upon a Participant’s termination of employment or other service with the Company and all Subsidiaries, the Committee may, in its sole discretion (which may be exercised at any time on or after the date of grant, including following such termination), cause

Options (or any part thereof) then held by such Participant to become or continue to become exercisable and/or remain exercisable following such termination of employment or service; provided, however, that no Option may remain exercisable beyond its expiration date.

8.4             Exercise of Incentive Stock Options Following Termination. Any Incentive Stock Option that remains unexercised more than one year following termination of employment by reason of Disability or more than three months following termination for any reason other than death or Disability will thereafter be deemed to be a Non-Statutory Stock Option.

8.5             Date of Termination of Employment or Other Service. Unless the Committee otherwise determines in its sole discretion, a Participant’s employment or other service will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company or the Subsidiary for which the Participant provides employment or other service, as determined by the Committee in its sole discretion based upon such records.

9.                                      Payment of Withholding Taxes.

9.1             General Rules. The Company is entitled to (a) withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any and all foreign, federal, state and local withholding and employment-related tax requirements attributable to an Option or Restricted Stock, including, without limitation, the grant or exercise of an Option, the award of Restricted Stock or a disqualifying disposition of stock received upon exercise of an Incentive Stock Option, or (b) require the Participant promptly to remit the amount of such withholding to the Company before taking any action, including issuing any shares of Common Stock, with respect to an Option or Restricted Stock.

9.2             Special Rules. The Committee may, in its sole discretion and upon terms and conditions established by the Committee, permit or require a Participant to satisfy, in whole or in part, any withholding or employment-related tax obligation described in Section 9.1 of the Plan by electing to tender Previously Acquired Shares, a Broker Exercise Notice or a promissory note (on terms acceptable to the Committee in its sole discretion), or by a combination of such methods.

10.                               Change in Control.

10.1           Change in Control. For purposes of this Section 10, a “Change in Control” of the Company will mean the following:

(a)          any voluntary or involuntary liquidation, dissolution or winding up of the Company;

(b)          the acquisition of the Company by another entity by means of any transaction or series of related transactions to which the Company is party (including, without limitation, any stock acquisition, reorganization, merger or consolidation but excluding any sale of stock for capital raising purposes), other than by means of a transaction or series of transactions in which the holders of the voting securities of the

Company outstanding immediately prior to such transaction continue to retain (either by such voting securities remaining outstanding or by such voting securities being converted into voting securities of the surviving entity), at least fifty percent (50%) of the total voting power represented by the voting securities of the surviving or acquiring corporation outstanding immediately after such transaction or series of transactions; and

(c)          a sale or other conveyance of all or substantially all of the assets of the Company, by means of a transaction or series of transactions.

10.2          Continuity Directors. For purposes of this Section 10, “Continuity Directors” of the Company means any individuals who are members of the Board on the effective date of the Plan and any individual who subsequently becomes a member of the Board whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the Continuity Directors (either by specific vote or by approval of the Company’s proxy statement in which such individual is named as a nominee for director without objection to such nomination) or by shareholders representing a majority of the issued and outstanding shares of the capital stock of the Company as of the date of the adoption of this Plan.

10.3          Effect of Change in Control. Without limiting the authority of the Committee under Sections 3.2 and 4.3 of the Plan, if a Change in Control of the Company occurs, then, unless otherwise provided by the Committee in its sole discretion in the agreement evidencing an Option or grant of Restricted Stock at the time of grant:

(a)             all outstanding Options will become immediately exercisable in full and will remain exercisable for the remainder of their terms, and all Restricted Stock will become Vested, as to all directors of the Company; and

(b)             for all other Participants, (i) if the Plan is assumed, otherwise continued or substituted with another equity incentive plan by the surviving or acquiring entity, the vesting set forth in the agreement evidencing such Option or Restricted Stock grant shall continue as set forth in such agreement, or (ii) if the Plan is not assumed, otherwise continued or substituted with another equity incentive plan by the surviving or acquiring entity, all rights of the Participant under the Plan and the agreement evidencing such Option grant shall (A) continue as to all Option or Restricted Stock grants that have then Vested (to the extent so Vested), (B) as to Option or Restricted Stock grants that, by their terms, vest upon the occurrence of a Change in Control and the occurrence of another event (such as a termination of employment), continue for a period of one year following the Change in Control and continue if Vested as of the end of such year or terminate if not then Vested, and (C) as to all other Option or Restricted Stock grants, immediately terminate upon such Change in Control (and the Participant shall thereafter have no further right to exercise such Option and the Participant shall forfeit all Restricted Stock not then Vested).

10.4          Cash Payment. If a Change in Control of the Company occurs, then the Committee may determine that some or all Participants holding outstanding Options or Unvested Restricted Stock will receive, with respect to some or all of the shares of Common Stock subject to such Options or Restricted Stock, as of the effective date of any such Change in Control of the Company, cash in an amount equal to the excess of the Fair Market Value of such shares immediately prior to the effective date of such Change in Control of the Company over the exercise price per share of such Options.

10.5           Limitation on Change in Control Payments. Notwithstanding anything in Section 10.3 or 10.4 of the Plan to the contrary, if, with respect to a Participant, the acceleration of the exercisability of an Option as provided in Section 10.3 or the payment of cash in exchange for all or part of an Option as provided in Section 10.4 (which acceleration or payment could be deemed a “payment” within the meaning of Section 280G(b)(2) of the Code), together with any other “payments” that such Participant has the right to receive from the Company or any corporation that is a member of an “affiliated group” (as defined in Section 1504(a) of the Code without regard to Section 1504(b) of the Code) of which the Company is a member, would constitute a “parachute payment” (as defined in Section 280G(b)(2) of the Code), then the “payments” to such Participant pursuant to Section 10.3 or 10.4 of the Plan will be reduced to the largest amount as will result in no portion of such “payments” being subject to the excise tax imposed by Section 4999 of the Code; provided, however, that if a Participant is subject to a separate agreement with the Company or a Subsidiary that expressly addresses the potential application of Sections 280G or 4999 of the Code (including, without limitation, that “payments” under such agreement or otherwise will be reduced, that the Participant will have the discretion to determine which “payments” will be reduced, that such “payments” will not be reduced or that such “payments” will be “grossed up” for tax purposes), then this Section 10.5 will not apply, and any “payments” to a Participant pursuant to Section 10.3 or 10.4 of the Plan will be treated as “payments” arising under such separate agreement.

11.                               Rights of Eligible Recipients and Participants; Transferability.

11.1           Employment or Service. Nothing in the Plan will interfere with or limit in any way the right of the Company or any Subsidiary to terminate the employment or service of any Eligible Recipient or Participant at any time, nor confer upon any Eligible Recipient or Participant any right to continue in the employ or service of the Company or any Subsidiary.

11.2           Rights as a Shareholder. As a holder of Options, a Participant will have no rights as a shareholder unless and until such Options are exercised for, or paid in the form of, shares of Common Stock and the Participant becomes the holder of record of such shares. Except as otherwise provided in the Plan, no adjustment will be made for dividends or distributions with respect to such Options as to which there is a record date preceding the date the Participant becomes the holder of record of such shares, except as the Committee may determine in its discretion. As a holder of Restricted Stock, a Participant will have the rights set forth in Section 7 of the Plan.

11.3           Restrictions on Transfer of Options. Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the Plan, unless approved by the Committee in its sole discretion, no right or interest of any Participant in an Option prior to the exercise of such Option will be assignable or transferable, or subjected to any lien, during the lifetime of the Participant, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise. A Participant will, however, be entitled to designate a beneficiary to receive an Option upon such Participant’s death, and in the event of a Participant’s death, payment of any amounts due under the Plan will be made to, and exercise of Options (to the extent permitted pursuant to Section 8 of the Plan) may be made by, the Participant’s legal representatives, heirs and legatees.

11.4                        Restrictions Regarding Employment or Service.

(a)              Notwithstanding anything in the Plan to the contrary, in the event that the Committee determines, in its sole discretion, that a Participant, prior to or following such Participant’s termination of employment or other service with the Company or any Subsidiary, has taken Adverse Actions with respect to the Company or any Subsidiary, the Committee in its sole discretion will have the authority to terminate immediately all rights of the Participant under the Plan and any agreement evidencing Options or Unvested Restricted Stock awards then held by the Participant without notice of any kind. In such event, the Committee will also have the authority in its sole discretion to rescind the exercise of any Options or forfeit the award of any Restricted Stock of the Participant that have been exercised or become Vested since a date commencing one year prior to the date of such employment or service termination and require the Participant to disgorge any profits (however defined by the Committee) made by the Participant relating to such Options, or any shares issuable upon the exercise or vesting of such Options, or Restricted Stock. Such payment must be made in cash (including check, bank draft or money order) or, with the Committee’s consent, shares of Common Stock with a Fair Market Value on the date of payment equal to the amount of such payment. The Company will be entitled to withhold and deduct from future wages of the Participant (or from other amounts that may be due and owing to the Participant from the Company or a Subsidiary) or make other arrangements for the collection of all amounts necessary to satisfy such payment obligation.

(b)              For purposes of this Section 11.4, an “Adverse Action” will mean any action by a Participant that the Committee, in its sole discretion, determines is materially adverse to the interests of the Company or any Subsidiary, including, without limitation, (i) disclosing confidential information of the Company or any Subsidiary to any person not authorized by the Company to receive it, (ii) engaging, directly or indirectly, in any commercial activity that in the judgment of the Committee competes with the business of the Company or any Subsidiary, or (iii) interfering with the relationships of the Company or its Subsidiaries with their respective employees and customers.

11.5           Non-Exclusivity of the Plan. Nothing contained in the Plan is intended to modify or rescind any previously approved compensation plans or programs of the Company or create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements as the Board may deem necessary or desirable.

11.6           Stockholder Agreements. Upon the exercise of any Options or the award of any Restricted Stock, a Participant shall, at the request of the Company, execute and deliver such voting, co-sale and other agreements as the Company requests generally of holders of amounts of stock corresponding to that of such Participant; and if the Participant fails to execute and deliver any such agreement, such Participant shall nevertheless hold all stock subject to, and be bound by, such agreement.

12.                               Securities Law and Other Restrictions.

Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and a Participant may not sell, assign, transfer or otherwise dispose of any Restricted Stock, or shares of Common Stock issued pursuant to Options granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state or foreign securities laws or an exemption from such registration under the Securities Act and applicable state or foreign securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

13.                               Plan Amendment, Modification and Termination.

The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Options and Restricted Stock under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that no amendments to the Plan will be effective without approval of the shareholders of the Company if shareholder approval of the amendment is then required pursuant to Section 422 of the Code or the rules of any stock exchange or Nasdaq or similar regulatory body. No termination, suspension or amendment of the Plan may adversely affect any outstanding Option or Restricted Stock award without the consent of the affected Participant; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Sections 3.2 and 4.3 of the Plan.

14.                               Effective Date and Duration of the Plan.

The Plan is effective as of January 11, 2008, the date it was adopted by the Board. The Plan will terminate at midnight on January 11, 2018, and may be terminated prior to such time to by Board action, and no Option will be granted after such termination. Options outstanding upon termination of the Plan may continue to be exercised in accordance with their terms.

15.                               Miscellaneous.

15.1           Governing Law. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Delaware, notwithstanding the conflicts of laws principles of any jurisdictions.

15.2           Successors and Assigns. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Participants.